EXHIBIT 10.1

TERMINATION AGREEMENT

     THIS TERMINATION AGREEMENT (this “Agreement”) is entered into as of this 1st day of July, 2004 (the “Termination Date”) by and among MeriStar Hospitality Corporation, a Maryland corporation (“MSH”), MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership (“MSH OP”), MeriStar Hotel Lessee, Inc., a Delaware corporation (“Leasing” and, together with MSH and MSH OP, the “MSH Parties”), Interstate Hotels & Resorts, Inc., a Delaware corporation and formerly known as MeriStar Hotels & Resorts, Inc. (“OPCO”) and Interstate Operating Company, L.P., a Delaware limited partnership and formerly known as MeriStar H&R Operating Company, L.P. (“OPCO OP” and, together with OPCO, the “OPCO Parties”).

RECITALS:

     WHEREAS, MSH, MSH OP and the OPCO Parties entered into that certain Intercompany Agreement, dated as of August 3, 1998, as amended January 1, 2001 and April, 2003 (the “Intercompany Agreement”);

     WHEREAS, the Board of Directors of each of MSH and OPCO have determined that it is in the best interests of their respective corporations, and their respective shareholders, to terminate the Intercompany Agreement in light of the current relationship between the corporations contemporaneously with amending certain provisions of other agreements among the parties and their respective affiliates.

     NOW, THEREFORE, for the mutual covenants and consideration herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Defined Terms. Any capitalized term not specifically defined in this Agreement shall have the definition given such term in the Intercompany Agreement.

     2. Date of Termination. The Intercompany Agreement shall terminate effective as of the Termination Date and the parties shall have no further obligations thereunder. In addition, each of the parties fully releases and discharges the other from and against any and all claims, damages, liabilities, costs or expenses arising out of, or relating to, the Intercompany Agreement or the termination hereof.

     3. Construction. Each party hereby acknowledges that it has participated equally in the drafting of this Agreement, with assistance of counsel, and therefore that no court construing this Agreement should construe it more stringently against one party than the other.

     4. Cumulative Remedies. All rights, benefits and remedies provided to the parties by this Agreement, or any instruments or documents executed pursuant to this Agreement, are cumulative and shall not be exclusive of any other of the rights, remedies and benefits allowed by law or equity to the parties.

     5. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of New York without regard to conflicts of law principles thereof.

     6. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws in effect from time to time, such provision shall be fully severable; this Agreement shall be construed and enforced as if the illegal, invalid or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

     7. Multiple Counterparts and Facsimile Signature. This Agreement may be executed in identical counterparts, each of which shall be deemed an original for all purposes and all of which shall constitute, collectively, one Agreement. This Agreement may be executed by facsimile signature provided that an original of this Agreement is delivered by overnight courier promptly thereafter.

     8. Authority. Each of the parties hereto represents and warrants that it is duly authorized to execute and deliver this Agreement in accordance with its organizational and governing documents, including, as applicable, its corporate charter, corporate bylaws, limited liability company agreement or articles of organization and/or partnership agreement and that this Agreement is binding upon such party in accordance with its terms.

     9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

[Signatures appear on the following page.]

     IN WITNESS WHEREOF, the parties have executed this Termination Agreement as of the date first above written.

MERISTAR HOSPITALITY CORPORATION

By:

Name:

Title:

MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

By:	Meristar Hospitality Corporation, its general partner

By:

Name:

Title:

MERISTAR HOTEL LESSEE, INC.

By:

Name:

Title:

INTERSTATE HOTELS & RESORTS, INC.

By:

Name:

Title:

INTERSTATE OPERATING COMPANY, L.P.

By:	Interstate Hotels & Resorts, Inc.

By:

Name:

Title:

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